EXHIBIT 12
                                ASHLAND INC.
             COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                 AND EARNINGS TO COMBINED FIXED CHARGES AND
                         PREFERRED STOCK DIVIDENDS
                               (In millions)

                                                                                                            Nine Months Ended
                                                              Years Ended September 30                             June 30
                                            -------------------------------------------------------------   -----------------------
                                               1996         1997         1998        1999         2000         2000         2001
                                            ----------   ----------  -----------  ----------   ----------   ----------  -----------
EARNINGS

Income from continuing operations           $    115     $    169    $    178     $    291     $    292     $    281    $    195
Income taxes                                      71          125         114          193          191          187         135
Interest expense                                 154          148         133          141          189          124         142
Interest portion of rental expense                44           48          40           35           39           29          29
Amortization of deferred debt expense              1            1           1            1            2            1           1
Undistributed earnings of
    unconsolidated affiliates                     (3)          (6)        (62)         (11)        (112)         (83)       (143)
Earnings of significant affiliates*                7            7           -            -            -            -           -
                                            ----------   ----------  -----------  ----------   ----------   ----------  -----------
                                            $    389     $    492    $    404     $    650     $    601     $    539    $    359
                                            ==========   ==========  ===========  ==========   ==========   ==========  ===========

FIXED CHARGES

Interest expense                            $    154     $    148    $    133     $    141     $    189     $    124    $    142
Interest portion of rental expense                44           48          40           35           39           29          29
Amortization of deferred debt expense              1            1           1            1            2            1           1
Capitalized interest                               -            1           -            -            -            -           -
Fixed charges of significant affiliates*           6            5           -            -            -            -           -
                                            ----------   ----------  -----------  ----------   ----------   ----------  -----------
                                            $    205     $    203    $    174     $    177     $    230     $    154    $    172
                                            ==========   ==========  ===========  ==========   ==========   ==========  ===========


COMBINED FIXED CHARGES AND
PREFERRED STOCK DIVIDENDS

Preferred dividend requirements             $     19     $      9    $      -     $      -     $      -     $      -    $      -
Ratio of pretax to net income**                 1.61         1.74           -            -            -            -           -
                                            ----------   ----------  -----------  ----------   ----------   ----------  -----------

Preferred dividends on a pretax basis             30           17           -            -            -            -           -
Fixed charges                                    205          203         174          177          230          154         172

                                            ----------   ----------  -----------  ----------   ----------   ----------  -----------
                                            $    235     $    220    $    174     $    177     $    230     $    154    $    172
                                            ==========   ==========  ===========  ==========   ==========   ==========  ===========


RATIO OF EARNINGS TO
FIXED CHARGES                                   1.90         2.42        2.32         3.67         2.61         3.51        2.08

RATIO OF EARNINGS TO COMBINED
FIXED CHARGES AND PREFERRED
STOCK DIVIDENDS                                 1.66         2.24        2.32         3.67         2.61         3.51        2.08

* Significant affiliates are companies accounted for on the equity method that are 50% or greater owned or whose indebtedness has been directly or indirectly guaranteed by Ashland or its consolidated subsidiaries.

** Computed as income from continuing operations before income taxes divided by income from continuing operations, which adjusts dividends on preferred stock to a pretax basis.